EXHIBIT T3G-1


                Subsidiaries of Armstrong World Industries, Inc.
                               As of June 16, 2003


The following is a list of subsidiaries of Armstrong World Industries, Inc. as of the date hereof, omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Armstrong World Industries, Inc. is owned 100% by Armstrong Holdings, Inc., which also owns 100% of Armstrong Worldwide, Inc.

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                                                                                             Jurisdiction of
AWI Domestic Subsidiaries                                                                    Incorporation
-------------------------------------------------------------------------------------------- -------------------------------
Armstrong Cork Finance Corporation                                                           Delaware
Armstrong Enterprises, Inc.                                                                  Vermont
Armstrong Realty Group, Inc.                                                                 Pennsylvania
Armstrong Ventures, Inc.                                                                     Delaware
Armstrong Wood Products, Inc.                                                                Delaware
Armstrong World Industries Asia, Inc.                                                        Nevada
Armstrong World Industries (Delaware) Inc.                                                   Delaware
Armstrong World Industries (India) Inc.                                                      Nevada
Armstrong World Industries Latin America, Inc.                                               Nevada
Armstrong.com Holding Company                                                                Delaware
AWI Licensing Company                                                                        Delaware
AWI (Nevada), INC.                                                                           Nevada
Charleswater Products, Inc.                                                                  Delaware
Chemline Industries, Inc.                                                                    Delaware
Desseaux Corporation of North America                                                        Delaware
Interface Solutions Holding, Inc. (35% owned; holds Armstrong's                              Delaware
      interest in Interface Solutions, Inc.)
Nitram Liquidators, Inc.                                                                     Delaware
Worthington Armstrong Venture (50%-owned unincorporated                                      Delaware
      affiliate)


                                                                                             Jurisdiction of
AWI Foreign Subsidiaries                                                                     Incorporation
AIPB SPRL                                                                                    Belgium
-------------------------------------------------------------------------------------------- -------------------------------
Armstrong (Floor) Holdings, B.V.                                                             Netherlands
Armstrong (Floor) Holdings Ltd.                                                              United Kingdom
Armstrong (Japan) K.K.                                                                       Japan
Armstrong (Singapore) Pte. Ltd.                                                              Singapore
Armstrong (U.K.) Investments                                                                 United Kingdom
Armstrong Architectural Products S.L.                                                        Spain
Armstrong Building Products                                                                  United Kingdom

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Armstrong Building Products B.V.                                                             Netherlands
Armstrong Building Products Company (Shanghai) Ltd. (80% owned)                              PRC
Armstrong Building Products G.m.b.H.                                                         Germany
Armstrong Building Products S.A.                                                             France
Armstrong Building Products S.r.l.                                                           Italy
Armstrong DLW AG (96.42% owned)                                                              Germany
Armstrong Europa G.m.b.H.                                                                    Germany
Armstrong Europe Services                                                                    United Kingdom
Armstrong FSC, Ltd.                                                                          Bermuda
Armstrong Floor Products Europe Ltd.                                                         United Kingdom
Armstrong Floor Products Europe Ltd. (Rep Office)                                            Spain
Armstrong Floor Products Europe S.a.r.l.                                                     France
Armstrong Metal Ceilings Limited                                                             United Kingdom
Armstrong Metalldecken Holdings AG                                                           Switzerland
Armstrong World do Brasil Ltda.                                                              Brazil
Armstrong World Industries (Australia) Pty. Ltd.                                             Australia
Armstrong World Industries (China) Ltd.                                                      PRC
Armstrong World Industries (H.K.) Limited                                                    Hong Kong
Armstrong World Industries (India) Pvt. Ltd.                                                 India
Armstrong World Industries (Thailand) Ltd. (in liquidation)                                  Thailand
Armstrong World Industries AB                                                                Sweden
Armstrong World Industries Canada Ltd.                                                       Canada
Armstrong World Industries Holding G.m.b.H.                                                  Germany
Armstrong World Industries Ltd.                                                              United Kingdom
Armstrong World Industries Mauritius                                                         Mauritius
Armstrong World Industries Pty. Ltd.                                                         Australia
Armstrong World Industries de Mexico, S.A. de C.V.                                           Mexico
Liberty Commercial Services Ltd.                                                             Bermuda
Tapijtfabriek H. Desseaux N.V. (owned by Armstrong DLW AG which is 96.42% owned by AWI)      Netherlands

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